N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows



Wells Fargo Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		125,255		0.0001		125,324,669	1.00
Institutional   130,954		0.0001		130,952,099	1.00
Class
Investor Class  220,812		0.0000  	220,808,924	1.00
Service Class	127,800		0.0001		127,717,142	1.00
Sweep Class	3,280,612	0.0001		3,280,798,604	1.00


Wells Fargo New Jersey Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A	 	15,723	 	0.0000		15,714,639	1.00
Service Class	10,308		0.0000		10,299,381	1.00
Sweep Class	187,423		0.0000		187,226,830	1.00



Wells Fargo New York Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		16,600		0.0000		16,570,396	1.00
Service Class	15,749		0.0000		15,755,329	1.00
Sweep Class	398,529		0.0000		398,541,731	1.00


Wells Fargo Pennsylvania Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,023		0.0000		5,015,627	1.00
Service Class	33,815		0.0000		33,815,384	1.00
Sweep Class	140,805		0.0000		140,778,619	1.00